Sub-Item 77Q1(e)

                                 AMENDMENT NO. 9

                                       TO

            MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

      This Amendment dated as of December 14, 2011, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the "Contract"), dated May 1, 2008, between Invesco Advisers, Inc. (the "Adviser"), on behalf of AIM Investment Funds (Invesco Investment Funds), and each of Invesco Canada Ltd (previously known as Invesco Trimark Ltd.), Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Hong Kong Limited, and Invesco Senior Secured Management, Inc. (each a "Sub-Adviser" and, collectively, the "Sub-Advisers").

                              W I T N E S S E T H:

      WHEREAS, the parties desire to amend the Contract to add a new portfolio - Invesco Premium Income Fund and to remove the following portfolios - Invesco Global Fund, Invesco Global Dividend Growth Securities Fund, Invesco Health Sciences Fund, Invesco Japan Fund, Invesco LIBOR Alpha Fund, Invesco Van Kampen Emerging Markets Fund, Invesco Van Kampen Global Equity Allocation Fund, Invesco Van Kampen Global Franchise Fund, Invesco Van Kampen International Advantage Fund, Invesco Van Kampen International Growth Fund and Invesco Van Kampen Global Tactical Asset Allocation Fund;

      NOW, THEREFORE, the parties agree as follows;

      1. Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

                                   "EXHIBIT A

            Invesco Balanced-Risk Allocation Fund
            Invesco Balanced-Risk Commodity Strategy Fund
            Invesco China Fund
            Invesco Commodities Strategy Fund
            Invesco Developing Markets Fund
            Invesco Emerging Market Local Currency Debt Fund
            Invesco Emerging Markets Equity Fund
            Invesco Endeavor Fund
            Invesco Global Advantage Fund
            Invesco Global Health Care Fund
            Invesco International Total Return Fund
            Invesco Pacific Growth Fund
            Invesco Premium Income Fund
            Invesco Small Companies Fund"

      2. All other terms and provisions of the Contract not amended shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

                                      INVESCO ADVISERS, INC.

                                      Adviser

                                      By:    /s/ John M. Zerr
                                             ----------------------------------
                                      Name:  John M. Zerr
                                      Title: Senior Vice President

                                      INVESCO CANADA LTD.

                                      Sub-Adviser

                                      By:    /s/ Wayne Bolton
                                             ----------------------------------
                                      Name:  Wayne Bolton
                                      Title: Vice President, Compliance &
                                             Chief Compliance Officer

                                      By:    /s/ Eric J. Adelson
                                             -----------------------------------
                                      Name:  Eric J. Adelson
                                      Title: Senior Vice President and Secretary

                                   INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

                                   Sub-Adviser

                                   By:    /s/ Carl Bayer      /s/ Jens Langewand
                                          --------------------------------------
                                   Name:  Carl Bayer          Jens Langewand
                                   Title: Managing Directors

                                      INVESCO ASSET MANAGEMENT LIMITED

                                      Sub-Adviser

                                      By:    /s/ G J Proudfoot
                                             ----------------------------------
                                      Name:  G J Proudfoot
                                      Title: Director

                                      INVESCO ASSET MANAGEMENT (JAPAN) LTD.

                                      Sub-Adviser

                                      By:     /s/ Masakazu Hasegawa
                                              ---------------------------------
                                      Name:   Masakazu Hasegawa
                                      Title:  Managing Director

                                      INVESCO AUSTRALIA LIMITED
                                      (Under Power of Attorney)

                                      Sub-Adviser

                                      By:    /s/ Nick Burrell   /s/ Tim McDonald
                                             -----------------------------------
                                      Name:  Nick Burrell       Tim McDonald
                                      Title: Company Secretary  Finance Manager

                                      INVESCO HONG KONG LIMITED

                                      Sub-Adviser

                                      By:    /s/ Anna Tong   /s/ Fanny Lee
                                             ----------------------------------
                                      Name:  Anna Tong       Fanny Lee
                                      Title: Director        Director

                                      INVESCO SENIOR SECURED MANAGEMENT, INC.

                                      Sub-Adviser

                                      By:    /s/ Jeff Kupor
                                             ---------------------------------
                                      Name:  Jeff Kupor
                                      Title: Secretary & General Counsel